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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brush Engineered Materials Inc. Deferred Compensation Plan for Nonemployee Directors (As Amended Through September 11, 2001) of our report dated January 22, 2001, with respect to the consolidated financial statements of Brush Engineered Materials Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                                   /s/  ERNST & YOUNG LLP

Cleveland, Ohio
November 30, 2001